Exhibit 10.2

FIRST AMENDMENT TO MASTER FACILITY LICENSE AGREEMENT

THIS FIRST AMENDMENT TO MASTER FACILITY LICENSE AGREEMENT (this “First Amendment”) is entered into as of February 4, 2020, by and between LAF Canada Company, an entity organized under the laws of Nova Scotia (“Licensor”) and Novo Healthnet Limited, Inc., an Ontario corporation (“Licensee”). Capitalized terms used but not otherwise defined in this First Amendment shall have the respective meanings ascribed to them in the Agreement (as defined below), which will remain in full force and effect as amended hereby.

WITNESSETH:

WHEREAS, the parties entered into that certain Master Facility License Agreement dated as of September 24, 2019 (the “Agreement”);

WHEREAS, the Parties hereto desire to amend certain terms and provisions of the Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and for other valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows:

1.	Amendments to the Agreement.

1.1       Schedule 1.2 of the Agreement shall be deleted in its entirety and replaced with Schedule 1.2 to this First Amendment.

1.2       Section 1.5 of the Agreement shall be deleted in its entirety and replaced with the following:

“Development Obligation. Licensee commits to develop and open for business within (a) at least 4 of the Facilities listed on schedule 1.2 by March 31, 2020, with such 4 Facilities to be identified to Licensor by December 31, 2019, which date shall also be considered the Grant Date for such 4 Facilities; (b) at least 6 additional Facilities listed on schedule 1.2 by June 30, 2020, with such 6 Facilities to be identified to Licensor by March 31, 2020, which date shall also be considered the Grant Date for such 4 Facilities; (c) at least 6 additional Facilities listed on schedule 1.2 by September 30, 2020, with such 6 Facilities to be identified to Licensor by June 30, 2020, which date shall also be considered the Grant Date for such 6 Facilities; and (d) the remaining single Facility listed on schedule 1.2 by December 31, 2020, with such Facility to be identified to Licensor by September 30, 2020, which date shall also be considered the Grant Date for such Facility (the foregoing obligation, the “Development Obligation”), it being understood and agreed that Licensee may satisfy the Development Obligation in advance of the dates set forth herein if Licensee develops and opens for business at a faster pace than the time periods allotted herein. In the event that Licensee fails to meet the Development Obligation (regardless of the month in which such noncompliance with the Development Obligation occurs), the Initial Licenses which Licensee has developed and opened for business shall remain unaffected; however, Licensee shall lose the right to develop the remaining Initial Licenses and Licensor shall, within such Facilities, have the right to provide (or contract with a third party to provide) services which may be competitive with Licensee’s services. For the avoidance of doubt, Licensee may, upon mutual agreement by the Parties and the execution of an LMA for each license, develop and open for business within Licensor facilities that are not listed on Schedule 1.2; however, such licenses shall not count toward the Development Obligation unless such license is a substitute for an Initial License that is no longer available to Licensee due to an issue with a Facility Owner or other cause beyond Licensee’s control.”

1.3       Section 3.3 of the Agreement shall be deleted in its entirety and replaced with the following:

“License Grant Date. A License’s “Grant Date” shall be the date set forth in the applicable LMA or, with respect to the Initial Licenses, the date set forth in section 1.5 of this Agreement.”

1.4       Section 5.2.2 of the Agreement shall be deleted in its entirety and replaced with the following:

“Equipment. With respect to each License granted hereunder, each Sublicensee shall be permitted to make limited use of the fitness equipment located outside of the Service Area at the Facility subject to such License (collectively, the “Equipment”), provided that (a) such Equipment is not otherwise in use or needed by Licensor, Members or Licensor’s other guests or invitees, (b) Sublicensee does not cause any particular piece of Equipment to be used continuously for more than 30 minutes, (c) each Customer remains under the direct supervision of a Sublicensee-employed licensed physical therapist or licensed physical therapist assistant at all times, it being understood and agreed that each such Sublicensee-employed personnel may supervise up to (but no more than) three Customers at a time, (d) no more than nine Customers and three such Sublicensee-employed personnel are using Equipment at any given time, it being understood and agreed that the Parties will revisit such cap at a later point if Licensor determines that its Members’ use of the Equipment is being negatively impacted by a Sublicensee’s high usage thereof, and (e) Sublicensee returns all moveable Equipment to its proper location within the Facility after each use.”

1.5       The first sentence of Section 10.9 of the Agreement shall be deleted in its entirety and replaced with the following:

“General or Facility Default. Any Default under sections 10.1 through 10.4 shall be deemed a “General Default” (in which case Licensor may terminate this Agreement and all Licenses hereunder).”

1.6       Section 11.1.2 of the Agreement shall be deleted in its entirety and replaced with the following:

“For Cause. Upon the occurrence of a General Default, Licensor may terminate this Agreement (and all Licenses granted hereunder) by providing written notice thereof to Licensee; provided, however, that a General Default under section 10.5 caused only by a particular Sublicensee shall allow Licensor to terminate all Licenses operated by such Sublicensee (rather than all Licenses under this Agreement). For the avoidance of doubt, a General Default not under section 10.5 shall allow Licensor to terminate this Agreement and all Licenses hereunder. Upon the occurrence of a Facility Default, Licensor may terminate the applicable License by providing written notice thereof to Licensee. Licensor may also terminate this Agreement (and all Licenses granted hereunder) by providing written notice thereof to Licensee in the event of: (a) three or more Facility Defaults by Licensee within any 12-month period, or (b) three or more Facility License Agreement Defaults by the same Sublicensee.”

2.	Conflicts. In the event of any inconsistency or conflict between the terms of the Agreement and this First Amendment, the terms of this First Amendment shall govern and control.

3.	Effect of Amendment.

3.1       Ratification. Except as expressly modified by this First Amendment, all terms of the Agreement shall remain in full force and effect and are hereby ratified and confirmed in their entirety.

3.2       No Waivers. The execution, delivery and performance of this First Amendment will not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under, the Agreement or any other document relating to the Agreement.

3.3       References. On and after the effective date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Agreement, and each reference in any other document relating to the “Agreement,” “thereunder,” “thereof,” or words of like import referring to the Agreement, means and references the Agreement as amended hereby.

4.	Counterparts. This First Amendment may be executed in counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument. The Parties agree that e-mail delivery of a .pdf copy of this First Amendment bearing authorized signatures may be treated as an original.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed and delivered by their duly authorized representatives, as of the date written above.

LAF CANADA COMPANY

By:	/s/ Kathryn S. Polson
Name:	Kathryn S. Polson
Title:	Chief Financial Officer

By:	/s/ Todd von Sprecken
Name:	Todd von Sprecken
Title:	Chief Development Officer

NONO HEALTHNET LIMITED, INC.

By:	/s/ Robert Mattacchione
Name:	Robert Mattacchione
Title:	Chairman

Schedule 1.2

Facilities Subject to Initial Licenses

1.	That certain Licensor facility no. [10117] located at [1380 Don Mills Road, Toronto, ON M3B 2X2] known as “LA Fitness Don Mills” 1500 sf upstairs – Monthly License Payment: $5,000.

2.	That certain Licensor facility no. [10140] located at [3055 Vega Blvd. Mississauga, ON L5L 5Y3] known as “LA Fitness Mississauga – Vega Blvd.” 528 sf – Monthly License Payment: $4,100.

3.	That certain Licensor facility no. [10128] located at [33 William Kitchen Rd. Building J Unit 5, Scarborough, ON M1P 5B7] known as “LA Fitness Scarborough – William Kitchen Rd.” 800 sf – Monthly License Payment: $4,000

4.	That certain Licensor facility no. [10130] located at [3003 Danforth Ave. Unit 40-42, Toronto, ON M4C 1M9] known as “LA Fitness Toronto – Danforth Ave.” – 600 sf Monthly License Payment: $4,200.

5.	That certain Licensor facility no. [10142] located at [43 Junction Road, Toronto, ON M6N 1B5] known as “LA Fitness Toronto – Keele St.” – 600 sf Monthly License Payment: $5,500.

6.	That certain Licensor facility no. [10118] located at [225 Fletcher’s Creek Blvd. Brampton, ON L6X 0Y7] known as “LA Fitness – Brampton Northwest” 800 sf – Monthly License Payment: $4,400

7.	That certain Licensor facility no. [10124] located at [1117 Maple Ave. Milton, ON L9T 0A5] known as “LA Fitness – Milton” 850 sf – Monthly License Payment: $4,400

8.	That certain Licensor facility no. [10138] located at [350 Taunton Road East, Whitby, ON L1R 0H4] known as “LA Fitness – Whitby” 490 sf – Monthly License Payment: $$3,200

9.	That certain Licensor facility no. [10120] located at [1970 Eglinton Ave. East, Toronto, ON M1L 2M6] known as “LA Fitness – Scarboro” 780 sf – Monthly License Payment: $4,800

10.	That certain Licensor facility no. [10134] located at [15650 Bayview Avenue, Aurora, ON L4G 6J1] known as “LA Fitness – Aurora” 500 sf – Monthly License Payment: $3,400

11.	That certain Licensor facility no. [10110] located at [264 Victoria Street N, Kitchener, ON N2H 5C8] known as “LA Fitness – Kitchener” 1400 sf – Monthly License Payment: $5,200

12.	That certain Licensor facility no. [] located at [] known as “LA Fitness – Niagara Falls” 800 sf – Monthly License Payment: $4,200

13.	That certain Licensor facility no. [10133] located at [90 Pinebush Rd. Cambridge, ON N1R 8J8] known as “LA Fitness – Cambridge” 800 sf – Monthly License Payment: $,5000.

14.	That certain Licensor facility no. [10137] located at [3100 Dixie Road, Unit 14A, Mississauga, ON L4Y 2A6] known as “LA Fitness Mississauga – Dixie Rd.” 600 sf Monthly License Payment: $3,900

15.	That certain Licensor facility no. [10129] located at [1326 Brant St., Burlington, ON L7P 1X8] known as “LA Fitness Burlington – Brant St.” 600 sf – Monthly License Payment: $4,200

16.	That certain Licensor facility no. [10115] located at [2959 Bovaird Drive East, Brampton, ON L6S 0C6] known as “LA Fitness – Brampton North” – 600 sf Monthly License Payment: $4,200

17.	That certain Licensor facility no. [10127] located at [10167 186th St. NW, Edmonton, AB T5S 0G5] known as “LA Fitness – Edmonton 186th St.” 750 sf – Monthly License Payment: $4,650